UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 12, 2026

TERRA INCOME FUND 6, LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01136	92-0548263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th floor

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
7.00% Notes due 2026	TFSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 2.02 – Results of Operations and Financial Condition

On March 12, 2026, Terra Property Trust, Inc. (“TPT”), the sole member of Terra Income Fund 6, LLC (“TIF6”), issued a press release providing certain financial information as of December 31, 2025 relating to TPT and TIF6 and additional information relating to TPT’s previously announced exchange offers (the “Exchange Offers”) to exchange (i) the 6.00% Senior Notes due June 30, 2026 issued by TPT (the “TPT Notes”) and (ii) the 7.00% Senior Notes due March 31, 2026 issued by TIF6 (the “TIF6 Notes” and, together with the TPT Notes, the “Existing Notes”) for newly issued 7.00% Senior Secured Notes due 2029 of TPT, and the related consent solicitation with respect to the TPT Notes, each as described in TPT’s pre-effective Registration Statement on Form S-4 (File No. 333-293479).

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release
104	Cover Page Interactive Data File (formatted as inline XBRL)

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TERRA INCOME FUND 6, LLC

By: Terra Property Trust, Inc., its sole member

Date: March 12, 2026	By:	/s/ Gregory M. Pinkus
	Name:	Gregory M. Pinkus
	Title:	Chief Financial Officer